Exhibit 15.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in Registration Statement No. 333-264066 on Form F-3 and Registration Statement No. 333-252685 on Form S-8 of our reports dated February 9, 2024, relating to the financial statements of TELUS International (Cda) Inc. (the “Company”) and the effectiveness of the Company's internal control over financial reporting appearing in this Annual Report on Form 20-F for the year ended December 31, 2023.

/s/ Deloitte LLP
Chartered Professional Accountants
Licensed Public Accountants
Toronto, Canada
February 9, 2024